Exhibit 99.1

Press Release

For Further Information Contact:

INVESTORS	MEDIA
Matt Schroeder	Susan Henderson
(717) 214-8867	(717) 730-7766
or investor@riteaid.com

RITE AID ANNOUNCES OFFERING OF SENIOR NOTES AS PART OF A REFINANCING OF ITS 8.625% SENIOR NOTES DUE 2015

CAMP HILL, PA (February 14, 2012) — Rite Aid Corporation (NYSE: RAD) announced today its intention to offer $481.0 million aggregate principal amount of a new series of senior notes due 2020 (the “Notes”).  The Notes will be unsecured, unsubordinated obligations of Rite Aid Corporation and will be guaranteed by substantially all of Rite Aid’s subsidiaries.

Rite Aid intends to use the net proceeds of the offering to pay the consideration, accrued and unpaid interest and related fees and expenses in connection with today’s previously announced tender offer for any and all of its outstanding 8.625% senior notes due 2015 and related consent solicitation.  Rite Aid expects to call for redemption any 8.625% senior notes due 2015 not tendered in the tender offer. Rite Aid’s results of operations, including net loss and loss per share, and guidance could be affected by fees, expenses and charges related to this offering and the tender offer and consent solicitation.

The Notes and the related subsidiary guarantees will be offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act.  The Notes and the related subsidiary guarantees have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Rite Aid Corporation is one of the nation’s leading drugstore chains with approximately 4,700 stores in 31 states and the District of Columbia and fiscal 2011 annual revenues of $25.2 billion.

Statements in this release that are not historical are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Words

such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to, our high level of indebtedness and our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our debt agreements, general economic, market and competitive conditions, our ability to improve the operating performance of our stores in accordance with our long term strategy, the efforts of private and public third-party payers to reduce prescription drug reimbursements and encourage mail order, the ability to realize anticipated results from capital expenditures and cost reduction initiatives, outcomes of legal and regulatory matters and changes in legislation or regulations, including healthcare reform. These and other risks, assumptions and uncertainties are described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and in other documents that we file or furnish with the Securities and Exchange Commission, which you are encouraged to read. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Rite Aid expressly disclaims any current intention to update publicly any forward-looking statement after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

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